                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                          LABOR READY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                          LABOR READY, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                               Tacoma, Washington
                                 June 24, 1999

Dear Shareholders:

    It is a pleasure to invite you to your Company's 1999 Annual Meeting of Shareholders, to be held at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, on Wednesday, August 4, 1999, at 10:00 a.m. (Pacific Daylight Time).

    The matters to be acted upon are described in the accompanying Notice of Annual Meeting and proxy statement.

    The Company has continued to expand dramatically in the last year with 686 dispatch offices now open. I hope that those shareholders who find the time and place convenient will attend the meeting. We will report on Labor Ready's operations and respond to any questions you may have.

    YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE MEETING, YOU WILL, OF COURSE, HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                                  [SIG]

                                          Glenn A. Welstad
                                          Chairman of the Board,
                                          Chief Executive Officer and
                                          President

                               LABOR READY, INC.
                            1016 SOUTH 28(TH) STREET
                            TACOMA, WASHINGTON 98409

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           WEDNESDAY, AUGUST 4, 1999

                             ---------------------

To the Shareholders:

    The annual meeting of the Shareholders of Labor Ready, Inc., a Washington corporation, will be held at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, on Wednesday, August 4, 1999, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

    1. to elect the directors to serve until the next Annual Meeting of Shareholders, and until their respective successors are elected and qualified;

    2. to vote on a proposed amendment to Labor Ready, Inc.'s Articles of Incorporation to limit the personal liability of the Company's directors to the maximum extent allowed by Washington law;

    3. to ratify the selection of Arthur Andersen LLP as Labor Ready Inc.'s independent public accountants; and

    4. to transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on June 24, 1999, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                                   [SIG]

                                          Ronald L. Junck,
                                          SECRETARY
                                          Tacoma, Washington
                                          June 24, 1999

                             YOUR VOTE IS IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

                               LABOR READY, INC.
                            1016 SOUTH 28(TH) STREET
                            TACOMA, WASHINGTON 98409

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           WEDNESDAY, AUGUST 4, 1999

                            ------------------------

    We sent you this proxy statement because the Board of Directors of Labor Ready, Inc., a Washington corporation is soliciting your proxy to vote your shares at the 1999 Annual Meeting of Shareholders of the Company. The annual meeting will be held at 10:00 a.m. (Pacific time) on Wednesday, August 4, 1999, at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, and at any adjournment thereof. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. We are sending this proxy statement to the holders of common and preferred stock of the Company.

    REVOCATION OF PROXIES. If you execute a proxy, you will retain the right to revoke it at any time before it is voted. You may revoke or change your proxy before it is voted by: (i) sending a written revocation to the Corporate Secretary of the Company at 1016 South 28(th) Street, Tacoma, Washington 98409;
(ii) submitting a proxy with a later date; (iii) delivering a written request in person to return the executed proxy; or (iv) attending the annual meeting and voting at the annual meeting. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should give written notice to the Secretary of the Company at or before the annual meeting so that the number of shares represented by proxy can be recomputed.

    VOTING OF PROXIES. If you properly execute and return the enclosed proxy card, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. We urge you to specify your choices by marking the appropriate box on the enclosed proxy card; if you sign and return the proxy card without indicating your instructions, your shares will be voted FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3, and with respect to any other business that may come before the meeting, as recommended by the Board of Directors. You may vote for, against, or abstain from voting on, any matter that may properly come before the meeting.

    QUORUM. A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the annual meeting are present in person or by proxy, a quorum will exist. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given ("Broker Non-Votes") will be treated as shares that are present and entitled to vote for purposes of determining a quorum.

    EFFECT OF ABSTENTIONS AND BROKER NON-VOTES. Election of directors and approval of the amendment to the Company's Articles require the affirmative vote of the shares represented at the annual meeting. Abstentions and Broker Non-Votes will have no effect in the election of directors. Abstentions and Broker Non-Votes will have the effect of a "no" vote as to the proposed amendment to the Company's Articles of Incorporation.

    RECORD DATE. Shareholders of record at the close of business on June 24, 1999 are entitled to vote at the annual meeting. On June 1, 1999, the Company had 42,776,111 shares of common stock outstanding, and there were 6,485,696 shares of preferred stock outstanding. The number of shares outstanding reflects a 3 for 2 stock dividend effective on June 24, 1999, and payable on July 12, 1999. Each share of common stock entitles the holder thereof to one vote and each share of preferred stock entitles the holder thereof to one vote.

    DISCRETIONARY AUTHORITY. If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

    SOLICITATION OF PROXIES. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

    MAILING AND FORWARDING OF PROXY MATERIALS. On June 24, 1999, we first began mailing this proxy statement and the enclosed proxy card to shareholders. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the common stock and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

    EXECUTIVE OFFICES. The principal executive office of the Company is 1016 South 28(th) Street, Tacoma, Washington 98409. The phone number for the Company is (253) 383-9101.

PROPOSAL 1.  ELECTION OF DIRECTORS

    The Company's directors are elected each year at the annual meeting of shareholders to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. The Company's Board of Directors currently consists of five directors. The Board of Directors has unanimously nominated the following persons for election as directors, all of whom are currently directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES. The nominees are as follows:

    GLENN A. WELSTAD, age 55, has served as the Company's Chairman of the Board of Directors, Chief Executive Officer and President since February 1988. Prior to joining the Company, Mr. Welstad was an officer of Body Toning, Inc., W.I.T. Enterprises, and Money Mailer from February 1987 to March 1989. In 1969 Mr. Welstad founded Northwest Management Corporation, a holding company for restaurant operations. Over the course of 15 years, Mr. Welstad expanded the operations to twenty-two locations in five states, which included eight Hardee's Hamburger Restaurants as well as pizza and Mexican restaurants. In March 1984, Mr. Welstad sold his ownership interest in Northwest Management Corporation.

    ROBERT J. SULLIVAN, age 69, has served as a director of the Company since November 1994. Prior to joining the Company he served as a financial consultant of the Company from July 1993 to June 1994. Mr. Sullivan served as Chief Financial Officer of Unifast Industries, Inc. from June 1990 to November 1991, and General Manager of Reserve Supply Company of Long Island from July 1992 to December 1993. Additionally, Mr. Sullivan has an extensive career of over 33 years in financial management, as both a CPA and audit manager with Price Waterhouse & Co. and as a member of executive management with companies listed on NYSE and AMEX such as American Express Company, Bush Universal, Inc., Cablevision Systems, Inc. and Micron Products, Inc.

    THOMAS E. MCCHESNEY, age 52 has served as a director of the Company since July 1995. In September 1996, Mr. McChesney became associated with Blackwell Donaldson and Company, as director of investment banking. Mr. McChesney is also a director of Firstlink Communications, Inc. and Nations Express, Inc. Previously, Mr. McChesney was an officer and director of Paulson Investment Co. and Paulson Capital Corporation from March 1977 to June 1995.

    RONALD L. JUNCK, age 51, has served as a Director and Secretary of the Company since November 1995. In February 1998, Mr. Junck joined the Company as Executive Vice President and General Counsel. From

1974 until 1998, Mr. Junck practiced law in Phoenix, Arizona, specializing in business law and commercial transactions and serving as the Company's outside counsel. As an attorney, he has extensive trial experience in a variety of commercial cases and has lectured widely at a number of colleges and universities. Mr. Junck is an employee of the Company, a member of its board of directors, and is also a shareholder in a law firm that received approximately $429,000 in payment for legal services performed for the Company in 1998.

    RICHARD W. GASTEN, age 61, has served as a Director of the Company since August 1996. Mr. Gasten has also served as a Director of Labour Ready Temporary Services, Ltd., the Company's Canadian subsidiary and as a consultant to the Company since September 1995. In June 1997, Mr. Gasten was appointed to the position of Vice President and Secretary of the Canadian subsidiary. With this appointment, the consulting agreement with Mr. Gasten terminated. Mr. Gasten has over 25 years experience as a member of executive management with Western Capital Trust Company, Vancouver, B.C., Unity Bank of Canada and The Bank of Nova Scotia.

INDEMNIFICATION OF DIRECTORS

    The Washington Business Corporation Act (the "Washington Business Act") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

MEETINGS AND COMMITTEES OF THE BOARD

    COMPENSATION COMMITTEE. In early 1997, the Board of Directors appointed a Compensation Committee to review and recommend executive compensation. The Compensation Committee, which currently consists of Messrs. McChesney, who chairs the committee, and Sullivan, met four times during fiscal year 1998.

    AUDIT COMMITTEE. In early 1997, the Board of Directors appointed an Audit Committee currently consisting of Messrs. Sullivan, who chairs the committee, and McChesney to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent public accountants, subject to ratification by the shareholders at the annual meeting. The Audit Committee met three times during fiscal year 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of each class of equity securities of the Company as of June 1, 1999 for (i) each person known to the Company to own beneficially 5% or more of any such class as of June 1, 1999, (ii) each director of the Company, (iii) each executive officer of the Company required to be identified under the SEC rules and (iv) all officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

                                                                         AMOUNT AND
                                                                          NATURE OF
                                                                         BENEFICIAL
                                                                          OWNERSHIP
NAME & ADDRESS                                                           (NUMBER OF   PERCENT OF
OF BENEFICIAL OWNER                                    TITLE OF CLASS    SHARES)(1)      CLASS
---------------------------------------------------  ------------------  -----------  -----------
Glenn A. Welstad(1)(2).............................     Common Stock      3,509,888         12.4%
                                                      Preferred Stock     3,209,826         74.2%

Ralph E. Peterson(1)...............................     Common Stock        263,101            *

Joseph P. Sambataro, Jr.(1)........................     Common Stock        116,250            *

Dennis Diamond(1)..................................     Common Stock         47,269            *

Ronald L. Junck(1).................................     Common Stock        224,801            *

Richard W. Gasten(1)...............................     Common Stock         21,675            *

Thomas E. McChesney(1).............................     Common Stock         89,959            *

Robert J. Sullivan(1)..............................     Common Stock         65,737            *

All Officers and Directors as Group                     Common Stock      4,349,618         15.4%
(11 Individuals)(1)................................   Preferred Stock     3,209,826         74.2%

------------------------

*   Less than 1%.

(1) Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended and includes shares of common stock issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for common stock currently exercisable or exercisable within 60 days of June 1, 1999.

(2) The business address of Mr. Welstad is 1016 S. 28(th) Street, Tacoma, Washington, 98409.

PROPOSAL 2.  AMENDMENT OF ARTICLES OF INCORPORATION

    The Board of Directors has proposed an amendment to its articles of incorporation that would limit the personal monetary liability of directors for their actions as a director to the maximum extent permitted by Washington law. The text of the amendment to the Company's articles of incorporation is attached as Exhibit A.

    Washington law provides that, if authorized by a company's articles of incorporation, a director will not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. A director will be liable for (a) intentional misconduct by the director or a knowing violation of law by the director; (b) dividends and distributions that are paid in violation of Washington law; and (c) transactions in which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

    The Washington legislature adopted the statute in 1989 in response to concerns that certain events had resulted in a significant increase in the risk of liability encountered by directors and that companies were experiencing significant difficulties in retaining outside directors and attracting qualified candidates as directors. The composition of the Company's board of directors, including its two independent directors, has changed little since the Company became listed on the Nasdaq Stock Market in 1996 and its subsequent listing on the New York Stock Exchange in 1998. The Company is engaged in identifying and recruiting prospective candidates for its board of directors. The board of directors believes the Company must raise the standard of protection for directors up to the level authorized by Washington law in order to attract highly qualified, independent directors.

    The Company has adopted some provisions to provide directors with protection. For example, the Company is authorized by its articles of incorporation to indemnify each director consistent with Washington law. Similarly, the Company has provided a limitation of monetary liability for directors in its bylaws and has obtained officers and directors liability insurance. While those provisions provide directors with a significant degree of protection, given the dramatic changes in the Company's operations and business activities in recent years (e.g., during the past five years the number of dispatch offices has increased from 51 to 686, while revenues have increased from $39 million to $607 million), the board of directors believes that the Company should provide its directors with the maximum protection authorized by Washington law.

    Since the amendment would, if adopted, limit the liability of the current directors, the current directors may be deemed to have a "conflicting interest" under Washington law. AS A RESULT, THE BOARD OF DIRECTORS ARE NOT MAKING A RECOMMENDATION TO THE COMPANY'S SHAREHOLDERS WITH RESPECT TO THE APPROVAL OR DISAPPROVAL OF PROPOSAL 2.

PROPOSAL 3.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

    On September 22, 1997, the Company engaged Arthur Andersen, LLP ("Arthur Andersen") as principal accountants for the year ending December 31, 1997. Arthur Andersen replaced BDO Seidman LLP ("BDO") as of the date reported above. The change in the Company's independent accountant was the result of a mutually agreeable decision between the Company and BDO to discontinue their relationship, which resulted in BDO submitting a resignation letter to the Company, which the Company received on September 18, 1997. The Company solicited a formal proposal from Arthur Andersen due to Arthur Andersen's excellent reputation and expertise in the temporary employment industry, numbering among its clients some of the largest companies in the industry. The Company's Audit Committee approved the engagement of Arthur Andersen on September 22, 1997.

    During the two most recent fiscal years there have been no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure nor any reportable events. BDO's report on the consolidated financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen to serve as the independent public accountants of the Company for the calendar year ending December 31, 1999. Representatives of Arthur Andersen will be present at the annual meeting to make a statement if they desire to do so and respond to appropriate questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Arthur Andersen as the Company's independent public accountants for the calendar year ending December 31, 1999. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                               EXECUTIVE OFFICERS

    The names, ages and positions of the non-director executive officers of the Company are listed below along with their business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company, except that Todd A. Welstad is the son of Glenn A. Welstad.

    JOSEPH P. SAMBATARO, JR., age 49, has served as Executive Vice President, Treasurer, Chief Financial Officer and Assistant Secretary of the Company since August 1997. Prior to joining the Company, he served as the Managing Partner of the Seattle office of BDO Seidman, LLP, an accounting and consulting firm from 1990 to 1997. In 1985 Mr. Sambataro was co-founder, and served as Director and Officer of Ecova Corporation, an on-site toxic waste remediation company until 1989. From 1972 until 1985 Mr. Sambataro was a Partner with KPMG Peat Marwick in the New York, Miami and Seattle offices. Mr. Sambataro obtained a degree in accounting from Fordham University in 1972 and is a member of the American Institute of Certified Public Accountants.

    DENNIS DIAMOND, age 38, has served as Chief Operating Officer since June 1998. Since joining the Company in 1993, Mr. Diamond has served in a variety of positions of increasing responsibility, most recently, as Executive Vice President of Operations since March 1998 and Vice President of Operations for the Western Division since October 1997. Mr. Diamond started with Labor Ready in 1993 as a dispatch office general manager and has served as a District Manager and Area Director in various locations with the Company. Mr. Diamond received his Masters of Business Administration from Kansas State University in 1991 and his Bachelor's Degree in Political Science from Clemson University in 1982.

    ROBERT F. GROEN, age 48, has served the Company as Director of Risk Management since March 1998. From March 1989 to August 1997, Mr. Groen was employed by Humana, Inc. as Director of Corporate

Insurance and Risk Management. Mr. Groen also served as Chief Operating Officer of Illinois Providence Trust and Illinois Compensation Trust from October 1980 to March 1989.

    TODD A. WELSTAD, age 29, has served as Chief Information Officer of the Company since August 1997. Mr. Welstad joined the Company in January 1994 as the manager of the Tacoma dispatch office and in August 1994 was promoted to Systems Analyst in the MIS Department. From October 1994 until August 1997, Mr. Welstad served as Director of the MIS Department. From February 1989 to December 1994, Mr. Welstad was employed as a Technical Supervisor at Micro-Rel, a division of Medtronics.

    STEVE COOPER, age 37, has served as Corporate Controller of the Company since April 1999. Prior to joining the Company, Mr. Cooper's most recent position was with the international consulting and accounting firm of Arthur Andersen as a Senior Manager in Business Process Consulting from 1998 to 1999. From 1993 to 1998, Mr. Cooper worked for Albertson's as the Director of Corporate Internal Controls. He was a Senior Manager with Deloitte & Touche from 1985-1993. Mr. Cooper received a degree in accounting from Idaho State University in 1985 and is a member of the American Institute of Certified Public Accountants.

    THOMAS GILBERT, age 43, has served as Regional Vice President of Operations for the Western Region since July 1998. Mr. Gilbert joined the Company in January 1996 as a District Manager. In July 1996 he was promoted to Area Director of Operations for the Company's Central Area. Prior to joining the Company, Mr. Gilbert was Division Operations Manager for Taco John's International, Inc., an operator and franchisor of Mexican quick service restaurants based in Cheyenne, Wyoming, from 1991 to 1995.

    JAMES SCHLICHER, age 40, has served as Regional Vice President since March 1998. Since joining the Company in 1995, Mr. Schlicher has held a variety of positions including District Manager and Area Director of Operations. Prior to joining the Company, he served a Vice President of Operations for Monterey Pasta Company from 1994 to 1995, Regional Manager for NPCI from 1985 to 1994, and Market Manager for Pizza Hut from 1977 to 1985. Mr. Schlicher obtained a degree in General Business with a minor in psychology from Liberty University of Virginia in 1989.

                             EXECUTIVE COMPENSATION

    The number of shares in the next three tables reflects a 3 for 2 stock dividend effective June 24, 1999, and payable on July 12, 1999. The following table sets forth the compensation earned by the Chief Executive Officer and the next four most highly compensated executive officers of the Company.

                         SUMMARY COMPENSATION TABLE(1)

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  -------------       ALL OTHER
                                                            ANNUAL COMPENSATION    SECURITIES       COMPENSATION
                                                                                   UNDERLYING    -------------------
                                                            --------------------    OPTIONS/       MATCHING 401(K)
NAME AND POSITION                                             YEAR     SALARY($)     SARS(#)        CONTRIBUTIONS
----------------------------------------------------------  ---------  ---------  -------------  -------------------
Glenn A. Welstad..........................................       1998    497,380       45,000         $   2,500
  Chairman of the Board, Chief                                   1997    452,958           --         $   2,375
  Executive Officer and President                                1996    401,486           --

Ralph E. Peterson(2)......................................       1998    240,000       45,000                --
  Executive Vice President--Corporate                            1997    265,026        1,688                --
  And Business Development                                       1996    154,772      759,375                --

Dennis D. Diamond.........................................       1998    198,692       45,000         $   2,484
  Chief Operating Officer                                        1997    172,917      119,813         $   2,195
                                                                 1996    170,233           --

Joseph P. Sambataro, Jr...................................       1998    192,692       45,000         $   1,731
  Executive Vice President Chief Financial                       1997     53,328      405,000                --
  Officer, Treasurer and Assistant Secretary

Thomas E. Gilbert.........................................       1998    168,000        9,554         $   2,500
  Vice President--Western Region                                 1997    153,577       35,438         $   1,487
                                                                 1996     86,263       20,250                --

------------------------

(1) None of the named executives received compensation reportable under the Restricted Stock Awards or Long-Term Incentive Plan Payouts columns.

(2) Effective December 31, 1998, Mr. Peterson resigned as Executive Vice President Corporate and Business Development and effective March 12, 1999, he resigned as Director.

OPTION GRANTS DURING 1998 FISCAL YEAR

    The following table provides information related to options granted to the named executive officers during 1998. The exercise price reflects a 3 for 2 stock dividend effective June 24, 1989, and payable on July 12, 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE
                                                OPTION/SAR GRANTS IN LAST FISCAL YEAR                VALUE AT ASSUMED
                                      ----------------------------------------------------------     ANNUAL RATES OF
                                        NUMBER OF       % OF TOTAL                                     STOCK PRICE
                                       SECURITIES      OPTIONS/SARS      EXERCISE                    APPRECIATION FOR
                                       UNDERLYING       GRANTED TO        OR BASE                    OPTION TERM (1)
                                      OPTIONS/SARS     EMPLOYEES IN        PRICE     EXPIRATION   ----------------------
NAME                                   GRANTED(2)       FISCAL YEAR      ($/SH)(3)      DATE          5%         10%
------------------------------------  -------------  -----------------  -----------  -----------  ----------  ----------
Glenn Welstad.......................       45,000                2%          12.05      2/27/03      149,910     331,110
  Chairman of the Board, Chief
  Executive Officer and President

Ralph E. Peterson...................       45,000                2%          12.05      2/27/03      149,910     331,110
  Executive Vice President--
  Corporate and Business Development

Dennis D. Diamond...................       45,000                2%          12.05      2/27/03      149,910     331,110
  Chief Operating Officer

Joseph P. Sambataro, Jr.............       45,000                2%          12.05      2/27/03      149,910     331,110
  Executive Vice President, Chief
  Financial Officer, Treasurer and
  Assistant Secretary

Thomas E. Gilbert...................        9,554               .3%          12.05      2/27/03       31,826      70,295
  Vice President--Western Region

------------------------

(1) The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's common stock over the term of the options. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

(2) Options to acquire shares of common stock. The options vest 25% annually over the next four years.

(3) The option exercise price may be paid in shares of common stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

    OPTION EXERCISES DURING 1998 AND YEAR END OPTION VALUES

    The following table provides information related to options exercised by the named executive officers during 1998 and the number and value of options held at year-end. The Company does not have any outstanding stock appreciation rights ("SARs").

                     AGGREGATE OPTION/SAR EXERCISES IN 1998
                         AND YEAR-END OPTION/SAR VALUE

                                                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                         OPTIONS/SARS AT              OPTIONS/SARS AT
                                                                       DECEMBER 31, 1998(#)       DECEMBER 31, 1998($)(1)
                                    SHARES ACQUIRED      VALUE      --------------------------  ---------------------------
NAME                                ON EXERCISE(#)    REALIZED($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------  ---------------  -------------  -----------  -------------  ------------  -------------
Glenn Welstad.....................            --               --           --         45,000             --   $    48,135
  Chairman of the Board, Chief
  Executive Officer and President

Ralph E. Peterson.................        76,253      $ 1,980,236      228,794        350,015   $  2,096,569   $ 3,007,170
  Executive Vice President
  Corporate and Business
  Development

Dennis D. Diamond.................            --               --       52,059        128,448   $    490,651   $   714,963
  Chief Operating Officer

Joseph P. Sambataro, Jr...........            --      $ 1,000,552      112,500        247,500   $  1,059,938   $ 1,956,023
  Executive Vice President Chief
  Financial Officer Treasurer and
  Assistant Secretary

Thomas E. Gilbert.................        13,922               --           --         37,820             --   $   276,508
  Vice President--Western Region

------------------------

(1) The closing price for the Company's common stock as reported by the New York Stock Exchange on December 31, 1998, as adjusted for the 3 for 2 stock dividend effective June 24, 1999, was $13.13.

COMPENSATION OF DIRECTORS

    Each nonemployee director receives an annual retainer of $20,000, $1,000 for attending each regular or special Board of Directors meeting, and $500 for attending each assigned committee meeting. The Board of Directors met four times in fiscal year 1998. The 1998 Stock Option and Incentive Plan provides for the annual grant to directors of the Company of a nonqualified option for approximately 2,000 shares on the first business day of each January, vesting after 6 months of service as a director, and exercisable at the fair market value of the Company's common stock. In addition, the Board of Directors may grant a nonqualified option to a director upon his or her initial election or appointment to the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(*)

    The Company's executive compensation is determined by a compensation committee comprised of two members of the Board of Directors, Messrs. McChesney and Sullivan. The philosophy of the Company's executive compensation program is that compensation of executive officers should be directly and materially linked both to the operating performance of the Company and to the interests of Shareholders.

    Annual cash compensation, together with stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long term success of the Company. Beginning in 1998, the Compensation Committee developed more formal policies with respect to executive compensation through the use of a consulting firm. In 1998, the Board of Directors approved guidelines for annual grants of stock options to management and administrative personnel. Under the plan as approved, each of the executive officers of the Company receives a grant of 20,000 options per year, subject to annual approval by the Compensation Committee.

    With respect to compensation for the Company's CEO, base salary for 1998 and prior years has been set by a contract that expired December 31, 1998. The Company and Mr. Welstad have executed a new five-year contract as described below. With respect to both base salary and incentive compensation, the Compensation Committee believes that there is substantial basis for increasing the CEO's compensation. The Company's common stock price has, as illustrated by the Performance Graph below, increased dramatically in the past four and a half years (more than 1,400%), many times the Company's peer group and the Nasdaq Composite. In addition, revenue growth during the last year and last five years increased 81% and 1,458%, respectively, while earnings have increased in the same periods 183% and 2,224%, respectively.

    The Compensation Committee believes that, as the Company's single largest shareholder, the CEO's interests are already aligned with the interests of all shareholders. However, based on the Company's outstanding performance for the last year and the prior five years, the Committee believes that there is a significant basis for increasing the CEO's compensation. The Committee would view favorably increasing the CEO's cash compensation through salary adjustments or bonuses or granting additional stock-based compensation, or both. Instead, the CEO has requested, and the Committee has approved, (1) entering into a split dollar insurance policy with a trust for his estate planning purposes; and (2) a small increase in his salary.

    With respect to other executive officers, the Compensation Committee sets salary based on recommendations of the CEO, unless the officer's salary is established by written contract. With respect to officers that have recently joined the Company, the recommendations are based on the CEO's negotiations with the officer as necessary to attract such persons to become officers of the Company. With respect to other officers, especially the CEO's son, the Compensation Committee reviews the salaries for officers with comparable duties at the median of companies of comparable revenue size in the Pacific Northwest. These companies are selected informally without the use of a compensation consultant. Annual salary increases are typically modest, except to reflect changes in responsibilities.

    In 1997, the Company began developing a cash incentive bonus plan for management employees. The draft plans were rejected and, in early 1998, the Company engaged a consultant to assist it in developing a plan for incentive cash compensation. At this time, both the Company's CEO and the Compensation Committee believe that stock option grants provide an adequate incentive for management employees. As

------------------------

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

a result, the Compensation Committee does not at this time anticipate adopting an incentive cash compensation plan. The Compensation Committee intends to review periodically the need for and benefits of such a plan.

Members of the Compensation Committee

Thomas E. McChesney, Chair
Robert J. Sullivan

EMPLOYMENT AGREEMENTS:

    On June 8, 1999, the Company entered into an employment agreement with Glenn Welstad, the Company's Chairman and Chief Executive Officer, which provides for annual compensation of $500,000, payable not less frequently than monthly. In addition, the employment agreement provides that the Board of Directors may increase, Mr. Welstad's compensation and award him such bonuses as the Board sees fit, based on Mr. Welstad's performance, and the overall performance of the Company. The term of Mr. Welstad's employment agreement runs through December 31, 2003. The agreement also provides that Mr. Welstad will receive reimbursement for reasonable out-of-pocket expenses that he incurs in connection with his services for the Company, and the Company will pay a portion of the premiums due on a life insurance policy on the life of Mr. Welstad and his spouse. Mr. Welstad is also entitled to all benefits offered generally to employees of the Company.

    In August 1997, the Company entered into an employment agreement with Joseph
P. Sambataro, Jr., the Company's Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, which provides for annual compensation of $13,500 per month, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the compensation committee, based on Mr. Sambataro's performance, and the overall performance of the Company. The agreement provides Mr. Sambataro with options to purchase 270,000 shares of the Company's common stock at its fair market value at date of grant of $5.55. 67,500 of the options vest on the date of grant and 33,750 options vest semi-annually to 2000. The agreement expires in 2001 unless extended by mutual agreement between Mr. Sambataro and the Board of Directors or is terminated pursuant to its terms.

PERFORMANCE GRAPH

    The following graph depicts the Company's stock price performance from April 11, 1994 (the date on which quotations for the common stock first appeared on the OTC Bulletin Board) through December 31, 1998, relative to the performance of the Nasdaq Stock Market (U.S. Companies), and a peer group of companies in the temporary labor industry. All indices shown in the graph have been reset to a base of 100 as of April 11, 1994, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The lines represent calendar year end index levels; if the Company's calendar year ended on a Sunday, the preceding trading day was used.
                                  [LOGO]

TOTAL RETURN ANALYSIS                                      4/11/94     12/30/94     12/29/95     12/31/96     12/31/97
-------------------------------------------------------  -----------  -----------  -----------  -----------  -----------
Labor Ready, Inc.......................................   $     100    $     228    $     600    $     759    $   1,624
Peer Group.............................................   $     100    $     119    $     133    $     150    $     167
Dow Jones Composite....................................   $     100    $     100    $     136    $     166    $     217

TOTAL RETURN ANALYSIS                                     12/31/98
-------------------------------------------------------  -----------
Labor Ready, Inc.......................................   $   2,492
Peer Group.............................................   $     147
Dow Jones Composite....................................   $     243

------------------------

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from Bloomberg Financial Markets

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers, and persons who own beneficially more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership, with the Securities and Exchange Commission. Copies of all reports are required to be furnished to the Company pursuant to Section 16(a). Based on the reports received by the Company, and on written representations from the reporting persons, the Company believes that the directors, officers, and greater than ten percent beneficial owners, complied with all applicable reporting requirements during the year ended December 31, 1998.

                           PROPOSALS OF SHAREHOLDERS

    The rules of the Securities and Exchange Commission provide that the deadline for submitting a shareholder proposal to be presented at the Company's next Annual Meeting of Shareholders and included in the Company's proxy statement relating to such meeting is not less than 120 calendar days before the date of the Company's proxy statement released to shareholders in connection with the previous year's annual meeting. Accordingly, a shareholder proposal to be presented at the Company's 2000 Annual Meeting of Shareholders and included in the Company's proxy statement relating to such meeting must be received by the Company at its executive offices at 1016 South 28(th) Street, Tacoma, Washington 98409, no later than February 23, 2000. Please send the proposal to the attention of the Company's Corporate Secretary.

                                 OTHER BUSINESS

    We do not intend to bring any other business before the meeting, and so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

                           FORM 10-K REPORT AVAILABLE

    A copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, Labor Ready, Inc., 1016 South 28(th) Street, Tacoma, Washington 98409; telephone: (253) 383-9101.

                                          LABOR READY, INC.
                                          By Order of the Board of Directors

                                                   [SIG]

                                          Ronald L. Junck
                                          SECRETARY

Tacoma, Washington
June 24, 1999

                                   EXHIBIT A
                        LIMITATION OF DIRECTOR LIABILITY

    A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for:

    (a) Acts or omissions involving intentional misconduct by the director or a knowing violation of law by the director;

    (b) Conduct violating RCW 23B.08.310 (which involves certain distributions by the corporation);

    (c) Any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

    If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                    [FRONT]

                                     PROXY
                     FOR ANNUAL MEETING OF THE SHAREHOLDERS
                               LABOR READY, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Glenn A. Welstad and Ronald L. Junck (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, August 4, 1998, at the Best Western Executive Inn, 5700 Pacific Highway East, Fife, Washington, and at any adjournment thereof.

1.         FOR Election of directors:  / / Glenn A. Welstad, Robert J. Sullivan, Thomas E.
           McChesney,
           Ronald L. Junck, and Richard W. Gasten

           WITHHOLD AUTHORITY to vote for the following directors (write in name):

           ---------------------------------------------------------------------------------------

2.         Proposal to amend the Company's Articles of Incorporation to limit the liability of directors to the maximum extent permitted by Washington law.

                          / /  FOR              / /  AGAINST              / /  ABSTAIN

3.         Proposal to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the calendar year ending December 31, 1999.

                          / /  FOR              / /  AGAINST              / /  ABSTAIN

4.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                   [REVERSE]

    This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSALS 2 AND 3.
                                                    ____________________________

                                                    Signature
                                                    ____________________________

                                                    Signature, if held jointly
                                                    ____________________________

                                                    Print Name(s)
                                                    Dated: _______________, 1998

    IMPORTANT--PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.